                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated May 15, 1995, on the December 31, 1994 consolidated statements of income and retained earnings and cash flows of Meadox Medicals, Inc., included in Boston Scientific Corporation's 1996 Form 10-K into the Company's previously filed Registration Statements on Form S-8 File No.'s 33-57242, 33-89772, 33-93790, 33-99766, 33-80265, and 333-02256 and Form S-3 File No. 333-3022.


ARTHUR ANDERSEN LLP

New York, New York
March 26, 1997